As filed with the Securities and Exchange Commission on June 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	99-3056990
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

910 Louisiana Street, Suite 4200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Summit Midstream Corporation 2024 Long-Term Incentive Plan

(Full title of the plan)

James D. Johnston

Summit Midstream Corporation

910 Louisiana Street, Suite 4200

Houston, Texas 77002

(Name and address of agent for service)

(832) 413-4770

(Telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer, P.C.

Anthony L. Sanderson

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Summit Midstream Corporation (the “Registrant”) previously filed a registration statement on Form S-8 (Registration No. 333-281730) (the “Initial Registration Statement”) on August 22, 2024 registering 1,926,281 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Summit Midstream Corporation 2024 Long-Term Incentive Plan (the “Plan”).

On March 30, 2026, the Registrant’s Board of Directors adopted, subject to approval by the Registrant’s stockholders, Amendment No. 1 to the Plan. On May 7, 2026, the Registrant’s stockholders approved Amendment No. 1 to the Plan for the purpose of registering the offer and sale of an additional 424,000 shares of Common Stock (the “Additional Shares”) issuable pursuant to, but not previously registered under, the Plan. This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the Additional Shares for issuance under the Plan. The Additional Shares are of the same class of securities as the Common Stock issuable under the Plan for which the Initial Registration Statement was filed. Upon the effectiveness of this Registration Statement, an aggregate of 2,350,281 shares of Common Stock will be registered for issuance from time to time under the Plan, inclusive of the Additional Shares.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Initial Registration Statement relating to the Plan, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 16, 2026 (the “2025 Annual Report”);

(2)	the information included in the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2026 Annual Meeting of Stockholders, filed on April 10, 2026, to the extent incorporated by reference in Part III of the 2025 Annual Report;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 11, 2026;

(4)	the Registrant’s Current Reports on Form 8-K filed on April 2, 2026 and May 12, 2026; and

(5)	the description of the Registrant’s Common Stock contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 11, 2025, and any subsequent amendments or reports filed for the purpose of updating that description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Summit Midstream Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed on August 1, 2024 (Commission File No. 001-42201)).
4.2	Amended and Restated Bylaws of Summit Midstream Corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed on August 1, 2024 (Commission File No. 001-42201)).
4.3	Certificate of Designation of Series A Floating Rate Cumulative Redeemable Perpetual Preferred Stock of Summit Midstream Corporation (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K12B filed on August 1, 2024 (Commission File No. 001-42201)).
4.4	Certificate of Designation of Class B common stock, par value $0.01 per share, of Summit Midstream Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 3, 2024 (Commission File No. 001-42201)).
4.5	Summit Midstream Corporation 2024 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K12B filed on August 1, 2024 (Commission File No. 001-42201)).
4.6*	Amendment No. 1 to the Summit Midstream Corporation 2024 Long-Term Incentive Plan.
5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 29, 2026.

SUMMIT MIDSTREAM CORPORATION

By:	/s/ William J. Mault
William J. Mault
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Heath Deneke, William J. Mault and James D. Johnston, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2026.

Signature	Title

/s/ J. Heath Deneke	President, Chief Executive Officer and Chairman of the Board
J. Heath Deneke	(Principal Executive Officer)

/s/ William J. Mault	Executive Vice President and Chief Financial Officer
William J. Mault	(Principal Financial Officer)

/s/ Matthew B. Sicinski	Senior Vice President and Chief Accounting Officer
Matthew B. Sicinski	(Principal Accounting Officer)

/s/ James J. Cleary	Director
James J. Cleary

/s/ Jason H. Downie	Director
Jason H. Downie

/s/ James E. Herring, Jr.	Director
James E. Herring, Jr.

/s/ Lee Jacobe	Director
Lee Jacobe

/s/ Stephen M. Lipscomb Jr.	Director
Stephen M. Lipscomb Jr.

/s/ Robert J. McNally	Director
Robert J. McNally

/s/ Rommel M. Oates	Director
Rommel M. Oates

/s/ Jerry L. Peters	Director
Jerry L. Peters

/s/ Carolyn J. Stone	Director
Carolyn J. Stone

/s/ Andrew A. Winston	Director
Andrew A. Winston

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